UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017 (April 4, 2017)

TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 18, 2016, our Hong Kong subsidiary, Hongkong Takung Assets and Equity of Artworks Exchange Co., Ltd. (“Hongkong Takung”) entered into a loan agreement with Merit Crown Limited, a Hong Kong company (“Merit Crown”) to borrow US$1.5 million to meet its working capital needs. On August 24, 2016, HongKong Takung entered into another loan agreement with Merit Crown to borrow US$2 million. Interest on both these US$ loans accrue at a rate of 8% per annum pro-rated to the actual loan period, which was due to expire on December 31, 2016.

On July 18, 2016 and on August 24, 2016, our PRC subsidiary, Takung (Shanghai) Co., Ltd entered into interest-free loan agreements to lend an individual, Xiaohui Wang, a national of the People’s Republic of China (“Wang”) RMB10.08 million (equivalent to US$1.5 million) and RMB13.35 million (equivalent to US$2 million) for the same duration as the aforementioned loans. Both RMB loans are guaranteed by Chongqing Wintus (New Star) Enterprises Group and Wang is a shareholder and the legal representative of it. Wang and Chongqing Wintus (New Star) Enterprises Group are affiliated with Merit Crown. Both RMB loans expired on December 31, 2016 and the principal loan amounts were repaid on January 6, 2017.

On January 4, 2017, Hongkong Takung and Merit Crown entered into an extension of loan agreement to amongst other things, extend the term of the US$ loans through March 31, 2017 (the “Extension of Loan Agreement”). Hongkong Takung shall pay a total of US$69,212 (being the interest on the US$ loans based on an annual interest rate of 8% and 360-day year for the period from January 1, 2017 to March 31, 2017) in a lump sum to Merit Crown by January 13, 2017. The principal loan amounts shall be payable on March 31, 2017.

On January 4, 2017, our PRC subsidiary, Takung Cultural Development (Tianjin) Co., Ltd. entered into an interest-free loan agreement to lend Wang RMB24,461,505 (equivalent to US$3.5 million) with the principal loan amount payable on March 31, 2017 (the “RMB Loan”). The RMB Loan is to “secure” the loan amounts under the Extension of Loan Agreement and is guaranteed again by Chongqing Wintus (New Star) Enterprises Group. It is the understanding between the parties that when the loan amounts under the Extension of Loan Agreement are repaid, the RMB Loan will similarly be repaid.

On April 4, 2017, Hongkong Takung and Merit Crown entered into a further extension of loan agreement to amongst other things, extend the term of the US$ loans through December 31, 2017 (the “Second Extension of Loan Agreement”). Hongkong Takung shall pay a total of US$213,080.67 (being the interest on the US$ loans based on an annual interest rate of 8% and 360-day year for the period from April 1, 2017 to December 31, 2017) in a lump sum to Merit Crown by April 10, 2017. The principal loan amounts shall be payable on December 31, 2017.

On April 4, 2017, Takung Cultural Development (Tianjin) Co., Ltd, Wang and Chongqing Wintus (New Star) Enterprises Group agreed to extend the repayment date of the RMB Loan to December 31, 2017 in order to mirror the principal repayment date in the Second Extension of Loan Agreement (the “Extension of RMB Loan Agreement”).

The foregoing description of the Second Extension of Loan Agreement and the Extension of RMB Loan Agreement does not purport to be complete and is qualified in its entirety by the Second Extension of Loan Agreement and the Extension of RMB Loan Agreement, a copy of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Current Report on Form 8-K (the “Form 8-K”) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Form 8-K, except as shall be expressly set forth by specific reference in such filing. The information in this Form 8-K will not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	The Second Extension of Loan Agreement between Hongkong Takung Assets and Equity of Artworks Exchange Co., Ltd. and Merit Crown Limited dated April 4, 2017.

10.2	The Extension to RMB Loan Agreement between Takung Cultural Development (Tianjin) Co., Ltd., Xiaohui Wang and Chongqing Wintus (New Star) Enterprises Group dated April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: April 7, 2017

/s/ Di Xiao
	Name:	Di Xiao
	Title:	Chief Executive Officer and Director